Exhibit 99.1
Earthstone Energy Announces Midland Basin
Asset Acquisition for ~$860 Million

–Accretive acquisition within existing Earthstone footprint increases size and scale
–Acquisition funded in part with proceeds of $280 million private placement of equity
–Previously announced Chisholm Acquisition expected to close in mid-February 2022

The Woodlands, Texas, January 31, 2022 – Earthstone Energy, Inc. (NYSE: ESTE) (“Earthstone” or the “Company”) today announced that it has entered into an agreement (the “Agreement”) to acquire the assets of privately held Bighorn Permian Resources, LLC (“Bighorn”) located in the Midland Basin (the “Bighorn Acquisition”).

The aggregate purchase price of the Bighorn Acquisition is approximately $860 million, consisting of $770 million in cash and approximately 6.8 million shares of Earthstone’s Class A common stock valued at $90 million based on a closing share price of $13.25 on January 28, 2021, subject to customary closing adjustments. The effective date of the Bighorn Acquisition will be January 1, 2022, with closing anticipated early in the second quarter of 2022. The cash portion of consideration is expected to be funded with cash on hand, proceeds from a private placement of equity and borrowings under the Company’s senior secured revolving credit facility (the “Credit Facility”). Earthstone has obtained commitments from its existing lenders to increase the borrowing base and elected commitments under its Credit Facility to a total of $1.325 billion from the current $625 million upon both the anticipated February 2022 closing of the previously announced Chisholm Acquisition and the closing of the Bighorn Acquisition.

Bighorn Asset Highlights:
•Average daily production of ~42,400 Boepd (25% oil, 57% liquids) during November 2021 (1)
•Asset level projected 2022 Adjusted EBITDAX of approximately $348 million (2,3) with minimal capital expenditures expected
•$1.01 billion PDP PV-10 as of 1/1/22 with associated reserves of approximately 106 MMBoe (20% oil, 34% NGL, 46% natural gas) (4) based on NYMEX strip pricing as of January 18, 2022
•Low decline PDP asset base, with ~19% forecasted production decline from 2022 to 2023 production
•High margin production base with upside potential from operating synergies and reducing lease operating expenses
•Approximately 110,600 net acres (98% operated, 93% WI, 99% HBP) in the Midland Basin, primarily in Reagan and Irion counties
•49 gross / 35 net Earthstone identified drilling locations on conservative spacing and economic assumptions

Impact on Earthstone:
•Combination with Earthstone (including impact of pending Chisholm Acquisition) is expected to increase net production by ~70%, Adjusted EBITDAX by ~54% and Free Cash Flow by ~194% in 2022 (5), while only increasing share count by 30%, driving significant per share accretion
•2022 preliminary estimated combined snapshot (6):

–76,000-80,000 Boepd of production (40% oil, 68% liquids)
–$940-980 million of Adjusted EBITDAX
–$410-440 million of capital expenditures
–$480-520 million of Free Cash Flow
•Leverage neutral transaction maintains conservative balance sheet
–Maintains targeted 2022 Debt / Adjusted EBITDAX of 1.0x or lower
•Earthstone anticipates holding production flat to moderate growth on a go forward annual basis based on continuously running the total of four rigs currently being operated by Earthstone and Chisholm in the Midland Basin and the Delaware Basin, respectively
•Mature asset base with ~50% capital reinvestment sufficient to maintain production
•Accelerates timing of establishing a shareholder return strategy

Robert J. Anderson, President and CEO of Earthstone, commented, “The transformation of Earthstone continues with the announcement of the significant and highly-accretive Bighorn Acquisition. Combining the Bighorn Acquisition with the four acquisitions completed in 2021 and the pending Chisholm Acquisition, we will have more than quadrupled our daily production rate, greatly expanded our Permian Basin acreage footprint and increased our Free Cash Flow generating capacity by many multiples since year-end 2020. The proximity of the Bighorn assets to existing Earthstone operations positions us to create further value by applying our proven operating approach to these assets, primarily in the form of reducing operating costs. The addition of the high cash flow producing assets from Bighorn to the strong drilling inventory of Earthstone, including the Chisholm Acquisition, furthers Earthstone’s transformation into a larger scaled, low-cost producer with lower reinvestment in order to maintain combined production levels.

“Consistent with our track record, we are adding substantial size and scale while preserving our balance sheet strength. The mix of debt and equity utilized for the Bighorn Acquisition was designed to be leverage neutral and maintain our targeted 1.0x Debt to EBITDAX or better.

“We are excited about the future of Earthstone, as we have the size and quality of drilling inventory and magnitude of Free Cash Flow generation to accelerate consideration of shareholder returns, to improve capital allocation efficiency and to continue to be a consolidator of assets in the Permian Basin.”

Transaction Consideration and Sources

The consideration for the Bighorn Acquisition consists of approximately $770 million in cash and 6.8 million shares of Earthstone’s Class A common stock to be issued to Bighorn, subject to customary closing adjustments.

Earthstone intends to fund the cash portion of the consideration and fees and expenses with cash on hand, new borrowings under its Credit Facility and from proceeds of a concurrent private placement of Earthstone equity, described further below.

Existing lenders under Earthstone’s Credit Facility have agreed to an incremental $500 million increase to the borrowing base and available commitments from the total $825 million borrowing base and elected commitments under the Credit Facility in conjunction with the pending closing of the Chisholm Acquisition, bringing the total borrowing base and available commitments to $1.325 billion.

Private Placement of Equity

Concurrent with the signing of the Agreement, Earthstone has entered into an agreement to privately issue $280 million of equity (the “PIPE”) with two institutional investors, including affiliates of EnCap Investments LP (“EnCap”), a current beneficial owner of approximately 47% of Earthstone’s total Class A and Class B common stock. Funds managed by Post Oak Energy Capital, LP “Post Oak”, an unaffiliated party, is the other PIPE investor.

The closing of the PIPE is conditioned upon and will occur concurrently with the closing of the Bighorn Acquisition. Equity issued in the PIPE will initially be in the form of convertible equity that will automatically be converted into 25.2 million shares of Class A Common Stock, including 19.8 million shares to affiliates of EnCap, 20 days after an information statement is mailed to Earthstone stockholders. See “Approvals and Governance” below for more details.

As adjusted for the Class A Common Stock to be issued as partial consideration in the pending closing of the Chisholm Acquisition and for the closing of the Bighorn Acquisition and PIPE, EnCap will beneficially own approximately 44% of Earthstone’s total Class A and Class B Common Stock.

Approvals and Governance

The board of directors of Earthstone has unanimously approved the Bighorn Acquisition. Further, given that the private placement is with a related party, the Audit Committee of Earthstone independently reviewed and approved the issuance of equity to EnCap.

The Bighorn Acquisition has been approved by the board of directors and members of Bighorn.

As a result of these transactions, Post Oak will have the right to appoint one individual to the Earthstone board of directors.

Stockholder approval of the conversion feature of the convertible equity and the issuance of Earthstone’s Class A common stock upon conversion of the convertible equity was approved by a majority consent action of Earthstone’s stockholders on January 30, 2022.

Chisholm Acquisition Update

Closing of the previously announced ~$604 million acquisition of the assets of privately held Chisholm Energy Holdings, LLC located in the northern Delaware Basin of New Mexico (the “Chisholm Acquisition”) is anticipated to occur in the middle of February. All required approvals for closing of the Chisholm Acquisition have been obtained and as required at least 20 days prior to closing, Earthstone commenced mailing of a definitive information statement to stockholders on January 25, 2022.

Investor Presentation and Other Details

Please refer to the “Investors” section of Earthstone’s website, www.earthstoneenergy.com, for access to a presentation highlighting the Bighorn Acquisition.

Further details of the terms of the Bighorn Acquisition are set forth in the Agreement, which will be filed by Earthstone with the Securities and Exchange Commission (“SEC”) and will be available for viewing under its profile at www.sec.gov or under the “Investors” section of Earthstone’s website.

Advisors

Johnson Rice & Company L.L.C served as financial advisor to the audit committee of Earthstone with respect to the PIPE. RBC Capital Markets acted as exclusive financial advisor to Bighorn. Legal advisors included Haynes and Boone, LLP and Jones & Keller, P.C. for Earthstone, and Simpson Thacher & Bartlett LLP for Bighorn.

About Earthstone Energy, Inc.

Earthstone Energy, Inc. is a growth-oriented, independent energy company engaged in the development and operation of oil and natural gas properties. Its primary assets are located in the Permian Basin of west Texas. Earthstone is listed on the New York Stock Exchange under the symbol “ESTE.” For more information, visit Earthstone’s website at www.earthstoneenergy.com.

(1)Earthstone management estimate of Bighorn three stream sales volumes.
(2)Based on Earthstone management estimates and strip pricing as of 1/18/2022; excludes general and administrative expenses.
(3)Adjusted EBITDAX and Free Cash Flow are non-GAAP measures. Adjusted EBITDAX is defined as net (loss) income plus, when applicable, accretion of asset retirement obligations; impairment expense; depletion, depreciation and amortization; interest expense, net; transaction costs; (gain) loss on sale of oil and gas properties, net; exploration expense; unrealized loss (gain) on derivative contracts; stock-based compensation (non-cash); and income tax expense. Free Cash Flow is defined as Adjusted EBITDAX (defined above), less interest expense, less accrual-based capital expenditures.
(4)PV-10 is a non-GAAP measure that differs from a measure under GAAP known as “standardized measure of discounted future net cash flows” in that PV-10 is calculated without including future income taxes. Earthstone management estimate of proved developed producing reserve volumes and values as of 1/1/2022, discounting cash flows at a rate of 10% and utilizing NYMEX strip prices as of 1/18/2022.
(5)
(6)Based on Earthstone management estimates.
(7)Assumes a full year of production from both Earthstone, Chisholm and Bighorn and NYMEX strip pricing as of 1/18/2022. Expected Earthstone reported 2022 results will be lower based on the timing of the closings of the Chisholm Acquisition and Bighorn Acquisition.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as “expects,” “believes,” “intends,” “anticipates,” “plans,” “estimates,” “forecast,” “guidance,” “potential,” “possible,” or “probable” or statements that certain actions, events or results “may,” “will,” “should,” or “could” be taken, occur or be achieved. The forward-looking statements include statements about the expected benefits of the Bighorn Acquisition and Chisholm Acquisition to Earthstone and its stockholders, the anticipated completion of the Bighorn Acquisition and Chisholm Acquisition or the timing thereof, the expected future reserves, production, financial position, business strategy, revenues, earnings, costs, capital expenditures and debt levels of the combined company, and plans and objectives of management for future operations. Forward-looking statements are based on current expectations and assumptions and analyses made by Earthstone and its management in light of experience and perception of historical trends, current conditions and expected future developments, as well as other factors appropriate under the circumstances. However, whether actual results and developments will conform to expectations is subject to a number of material risks and uncertainties, including but not limited to: the ability to complete the Bighorn Acquisition and Chisholm Acquisition on anticipated terms and timetable; Earthstone’s ability to integrate its combined operations successfully after the Bighorn Acquisition and Chisholm Acquisition and achieve anticipated benefits from it; the possibility that various closing conditions for the Bighorn Acquisition may not be satisfied or waived; risks relating to any unforeseen liabilities of Earthstone, Bighorn or Chisholm; declines in oil, natural gas liquids or natural gas prices; the level of success in exploration, development and production activities; adverse weather conditions that may negatively impact development or production activities; the timing of exploration and development expenditures; inaccuracies of reserve estimates or assumptions underlying them; revisions to reserve estimates as a result of changes in commodity prices; impacts to financial statements as a result of impairment write-downs;

risks related to level of indebtedness and periodic redeterminations of the borrowing base under Earthstone’s credit agreement; Earthstone’s ability to generate sufficient cash flows from operations to meet the internally funded portion of its capital expenditures budget; Earthstone’s ability to obtain external capital to finance exploration and development operations and acquisitions; the impacts of hedging on results of operations; uninsured or underinsured losses resulting from oil and natural gas operations; Earthstone’s ability to replace oil and natural gas reserves; and any loss of senior management or technical personnel. Earthstone’s annual report on Form 10-K, and as amended on Form 10-K/A, for the year ended December 31, 2020, quarterly reports on Form 10-Q, recent current reports on Form 8-K, and other Securities and Exchange Commission (“SEC”) filings discuss some of the important risk factors identified that may affect Earthstone’s business, results of operations, and financial condition. Earthstone undertakes no obligation to revise or update publicly any forward-looking statements except as required by law.

Contacts

Mark Lumpkin, Jr.
Executive Vice President – Chief Financial Officer
281-298-4246 / mark.lumpkin@earthstoneenergy.com

Scott Thelander
Vice President of Finance
281-298-4246 / scott@earthstoneenergy.com